Exhibit 99.1

News Release

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, Va. 20191

Contacts:
Investors: Paul Blalock (703) 433-4300
Media: Russell Wilkerson (703) 433-3063

Nextel Reports Record First Quarter Results

- Revenue of $3.6 Billion, up 16% -
- Operating Income before Depreciation and Amortization of $1.3 Billion, up 10% -
- Income of $589 Million, Reported EPS of $0.53, Adjusted EPS of $0.40 -
- Free Cash Flow After Rebanding of $562 Million, up 11% -
- Total Subscribers of 17 million, First-Quarter Total Additions of 810,000, up 34% -
- Affirms Full-Year Guidance -

RESTON, Va. - April 28, 2005 - Nextel Communications Inc. (NASDAQ: NXTL) today announced record first-quarter results including a 16% increase in revenue to $3.6 billion, a 10% increase in operating income before depreciation and amortization (OIBDA) to $1.3 billion and a 11% increase in free cash flow to $562 million compared to first-quarter 2004. First-quarter total subscriber net additions of 810,000 were up 34% over last year and were fueled by a 138% increase in subscriber net additions for Boost Mobile™ service compared to last year’s first quarter.

“This year is off to an even stronger start for Nextel than last year’s record setting pace,” said Tim Donahue, Nextel’s president and CEO. “Robust demand for Boost Mobile, Blackberry® sales to corporate customers and strong sales to NASCAR® fans continue to drive balanced growth, and based on these results, we are affirming our full-year financial guidance. As our merger planning progresses, I am excited for our customers, employees and stockholders, and we look forward to a bright future for the growth-oriented Sprint Nextel combination.”

First-quarter 2005 subscriber additions consisted of 496,000 subscribers of Nextel branded service and 314,000 subscribers of Boost Mobile branded prepaid service. Nextel ended first-quarter 2005 with more than 17 million total subscribers — 15.5 million Nextel subscribers and 1.5 million Boost Mobile subscribers — up 22% from 13.9 million total subscribers at the end of first-quarter 2004.

“Nextel’s results continue to meet our high expectations for the marketing, branding and profitability of our differentiated wireless services,” said Tom Kelly, Nextel’s executive vice president and COO. “Strong subscriber and revenue growth from our core Nextel services drove our financial and operating results, and growth from the national expansion of our Boost Mobile life-style branded service offering continues to accelerate. Nextel will remain focused on attracting and retaining high quality subscribers and delivering on our guidance.”

Total revenue for the quarter was $3.6 billion, up 16% over last year’s first-quarter revenue of $3.1 billion. Average revenue per unit (ARPU) for Nextel branded service subscribers was $67 in the first-quarter 2005 and the monthly customer churn rate was 1.5%.

News Release

Income available to common stockholders for the first quarter was $589 million, or $0.53 per share, and was impacted by a number of items totaling $145 million or $0.13 per share. Adjusted earnings per share for the first quarter was $0.40 per share, see Table 3 for additional details. OIBDA  was $1.3 billion, up 10% from last year. Free cash flow after rebanding was $562 million up 11% from last year’s free cash flow of $507 million.

“Nextel is on track to accomplish its financial, operating and strategic goals for 2005,” said Paul Saleh, Nextel’s executive vice president and CFO. “Our smart growth initiatives are driving strong growth in customers, revenue and free cash flow. We are investing to attract and retain the most valuable customers in the industry, and we have seen the result as evidenced by our best ever first quarter churn rate of 1.5%. We are affirming our guidance for the full year”.

Capital expenditures were $693 million in the first quarter and spending in preparation for meeting the requirements of the FCC’s rebanding order was $86 million. Total system minutes of use in the first quarter on the Nextel National Network increased 30% over last year to 39.4 billion.

During the first quarter, Nextel completed a series of financing actions including refinancing our existing secured term loan “E”, conducting a consent solicitation and exchange offer for all the outstanding shares of the Zero Coupon Convertible Preferred Stock, and exchanging $122 million of its 9.5% notes for $133 million of lower interest rate notes. These transactions reduce our annual interest expense and strengthen our financial position.

In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, Nextel has presented non-GAAP financial measures, such as adjusted net income, adjusted earnings per share, OIBDA, free cash flow, and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations and information about how to access the conference call discussing Nextel’s first-quarter results visit the ‘Investor Relations’ link under the ‘About Nextel’ tab at www.nextel.com.

First-quarter 2005 results do not reflect accounting treatment for the exchange of certain of our FCC licenses for other FCC licenses and other obligations under the FCC’s Report and Order relating to the realignment of the 800 MHz spectrum band. Please see footnote 1 for further details.

About Nextel

Nextel Communications, a FORTUNE 200 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Today 95 percent of FORTUNE 500® companies are Nextel customers. Nextel and Nextel Partners, Inc. currently serve 297 of the top 300 U.S. markets where approximately 262 million people live or work.

Nextel and the Nextel logo are trademarks and/or service marks of Nextel Communications, Inc., Boost Mobile, Boost and Re-Boost are trademarks and/or service marks of Boost Worldwide, Inc. All other marks are the property of their respective owners.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A number of the matters discussed in this press release are not historical or current facts deal with potential future circumstances and developments, in particular, Nextel’s guidance for 2005 and information regarding the merger of Sprint and Nextel

News Release

The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: competitive conditions and market acceptance of Nextel’s services, economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, access to sufficient capital to meet financing needs, actions by regulatory agencies, risks and conditions in connection with consummation of the proposed merger with Sprint Corporation; and the risks that are described from time to time in Sprint’s and Nextel’s respective reports filed with the SEC, including each company’s annual report on Form 10-K for the year ended December 31, 2004. This document speaks only as of its date, and Sprint and Nextel each disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a registration statement on Form S-4 (Reg. No. 333-123333) that contains a preliminary joint proxy statement/prospectus regarding the proposed transaction was filed by Sprint with the SEC on March 15, 2005. SHAREHOLDERS OF SPRINT AND SHAREHOLDERS OF NEXTEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/ PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMBINATION. The final joint proxy statement/prospectus will be mailed to shareholders of Sprint and shareholders of Nextel. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Sprint Investor Relations at Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, 800-259-3755, Option 1 or from Nextel Investor Relations at 2001 Edmund Halley Drive, Reston, Virginia 20191 or call 703-433-4300.

PARTICIPANTS IN SOLICITATION
Sprint, Nextel and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the combination. Information concerning Sprint’s and Nextel’s participants, as well as the interests of participants of Sprint and Nextel in the solicitation of proxies in respect of the combination, is set forth in the joint proxy statement/prospectus that is a part of the registration statement on Form S-4 filed by Sprint with the SEC on March 15, 2005.

# # #

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Consolidated Statements of Operations(1)
(in millions, except per share amounts)

TABLE 1	For the three months ended
	March 31,
	2005	2004
Operating revenues
Service revenues	$3,256	$2,776
Handset and accessory revenues	352	327

	3,608	3,103

Operating expenses
Cost of service (exclusive of depreciation included below)	552	436
Cost of handset and accessory revenues	532	489
Selling and marketing	595	495
General and administrative	605	476
Depreciation and amortization	507	443

Operating income	817	764
Interest expense	(128)	(154)
Interest income	13	8
Loss on retirement of debt	(37)	(17)
Realized gain on sale of investment	—	26
Equity in earnings of unconsolidated affiliates and other	19	1

Income before income tax provision	684	628
Income tax provision (2)	(89)	(33)

Net income	595	595
Mandatorily redeemable preferred stock dividends and accretion	(6)	(2)

Income available to common stockholders	$589	$593

Earnings per common share
Basic	$0.53	$0.54

Diluted	$0.52	$0.52

Weighted average number of common shares outstanding
Basic	1,121	1,106

Diluted	1,139	1,172

Selected Balance Sheet Data (1)
(in millions)

TABLE 2	March 31,	December 31,
	2005	2004

Cash, cash equivalents and short-term investments	$2,461	$1,814
Accounts and notes receivable, net of allowance for doubtful accounts of $61 and $64	1,444	1,452
Property, plant and equipment, net	9,886	9,613
Intangible assets, net	7,240	7,223
Total assets	23,894	22,744
Long-term debt, including current portion	8,574	8,549
Total liabilities	13,620	13,228
Zero coupon mandatorily redeemable preferred stock	110	108
Stockholders’ equity	10,164	9,408

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Adjusted Income Available to Common Stockholders Data
(in millions, except per share amounts)

TABLE 3	For the three months ended		For the three months ended
	March 31, 2005		March 31, 2004
		Basic EPS		Basic EPS
Income available to common stockholders	$589	$0.53	$593	$0.54
Merger-related costs, net of income tax	6	0.01	—	—
Loss on retirement of debt, net of income tax	23	0.02	17	0.01
Realized gain on sale of investment	—	—	(26)	(0.02)
Net tax benefit from the release of valuation allowance (2)	(178)	(0.16)	—	—
Fees paid to mandatorily redeemable preferred stockholders	4	—	—	—

Adjusted income available to common stockholders (3)	$444	$0.40	$584	$0.53

Other Data

TABLE 4	For the three months ended
	March 31,
	2005	2004
Nextel branded service
Handsets in service, end of period (in thousands)	15,543	13,356
Net handset additions (in thousands) (4)	496	474
Average monthly minutes of use per handset	820	750
Customer churn rate (5)	1.5%	1.7%
Average monthly revenue per handset/unit (ARPU) (6)	$67	$69
Boost Mobile branded prepaid service
Handsets in service, end of period (in thousands)	1,474	537
Net handset additions (in thousands) (4)	314	132
Customer churn rate (5)	5.0%	NM
Average monthly revenue per handset/unit (ARPU) (6)	$41	NM
System minutes of use (in millions)	39,354	30,387
Cash cost per handset/unit (CCPU) (7)	$25	$23
Operating income before depreciation and amortization (OIBDA) (in millions) (8)	$1,324	$1,207
Bad debt expense included in general and administrative (in millions)	$35	$34
Bad debt expense as a percentage of operating revenues	1.0%	1.1%

NM- Not meaningful

Capital Expenditures
(in millions)

TABLE 5	For the three months ended
	March 31,
	2005	2004
Cash paid for capital expenditures, excluding capitalized interest and rebanding costs	$557	$681
Changes in capital expenditures accrued or unpaid	136	(144)

Capital expenditures, excluding capitalized interest and rebanding costs	693	537
Rebanding-related costs subject to Transition Administrator approval ($21 million accrued or unpaid)	81	—
Capitalized interest	2	3

	$776	$540

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Condensed Consolidated Statements of Cash Flows(1)
(in millions)

TABLE 6	For the three months ended
	March 31,
	2005	2004
Cash flows from operating activities
Net income	$595	$595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	507	443
Change in accrued interest on short-term investments	—	(3)
Net tax benefit from the release of valuation allowance	(178)	—
Other	281	209

Net cash provided by operating activities	1,205	1,244

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest and rebanding costs	(619)	(684)
Payments for licenses, acquisitions, investments and other, net of cash acquired	(24)	(56)
Proceeds from sale of investments	—	77
Net changes in short-term investments	69	142

Net cash used in investing activities	(574)	(521)

Cash flows from financing activities
Repayments under long-term credit facility	(2,178)	(48)
Borrowings under long-term credit facility	2,200	—
Purchase and retirement of debt securities	—	(191)
Proceeds from issuance of debt securities	—	494
Proceeds from issuance of stock	68	68
Repayments under capital lease obligation	—	(9)
Payment for capital lease buy-out	—	(156)
Debt issue costs and other	(5)	—

Net cash provided by financing activities	85	158

Net increase in cash and cash equivalents	716	881
Cash and cash equivalents, beginning of period	1,479	806

Cash and cash equivalents, end of period	$2,195	$1,687

Free Cash Flow Schedule
(in millions)

TABLE 7	For the three months ended
	March 31,
	2005	2004
OIBDA (8)	$1,324	$1,207
Capital expenditures, excluding capitalized interest and rebanding costs	(693)	(537)
Payments for licenses, acquisitions and other, excluding rebanding costs	(19)	(56)
Changes in working capital and other	182	56
Net interest paid, including capitalized interest	(146)	(163)

Free cash flow before rebanding (9)	648	507
Rebanding costs	(86)	—

Free cash flow after rebanding	562	507
Financing activities	85	158
Proceeds from sale of investments	—	77
Change in short-term investments	69	139

Net increase in cash and cash equivalents	$716	$881

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

TABLE 8

		Retirements and	Debt for debt
	December 31,	repayments of	exchange		March 31,
	2004	principal	and other		2005
5.25% convertible senior notes due 2010	$607	$—	$—		$607
9.5% senior serial redeemable notes due 2011,
including a deferred premium of $7 and $3	214	—	(126	) (a)	88
6.875% senior serial redeemable notes due 2013,
including a deferred premium of $5 and $7 and
net of unamortized discount of $58 and $61	1,364	—	55	(a)	1,419
5.95% senior serial redeemable notes due 2014,
including a deferred premium of $12 and $14 and
net of unamortized discount of $59 and $64	1,046	—	74	(a)	1,120
7.375% senior serial redeemable notes due 2015,
net of unamortized discount of $3 and $3	2,134	—	—		2,134
Bank credit facility	3,178	(2,178)	2,200		3,200
Other	6	—	—		6

Total long-term debt, including current portion	$8,549	$(2,178)	$2,203		$8,574

Zero coupon convertible preferred stock mandatorily redeemable 2013(b)	$108	$—	$2		$110

(a)	During the first quarter 2005, we issued $77 million in principal amount of new 5.95% senior notes issued at a $7 million discount to their principal amount and $56 million in principal amount of new 6.875% senior notes issued at a $4 million discount to their principal amount in exchange for $122 million in principal amount of our 9.5% senior notes. As a result, the $4 million of the deferred premium associated with the 9.5% senior notes is now associated with the 5.95% and 6.875% senior notes and will be recognized as an adjustment to interest expense over the remaining life of the 5.95% and 6.875% senior notes.

(b)	During the first quarter 2005, we made an offer to exchange our zero coupon convertible preferred stock for an equal number of our newly issued series B zero coupon convertible preferred stock, the terms of which are substantially identical after giving effect to the proposed amendments, including the right to receive a special dividend of $30.00 per share payable upon conversion. Substantially all of the outstanding preferred stock was properly tendered and will be exchanged in the second quarter 2005.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

1)	On February 7, 2005, we accepted the Federal Communications Commission’s plan to eliminate interference with the public safety operators in the 800 MHz band (the “ Report and Order”). By accepting the terms of the Report and Order, we agreed to exchange certain of our FCC licenses for other FCC licenses, and to assume certain obligations to reconfigure the 800 MHz spectrum band through a 36-month phased transition approach. Due to the complexity of this transaction, we consulted with the staff of the Office of the Chief Accountant (“OCA”) of the Securities and Exchange Commission regarding the appropriate accounting treatment for this transaction, and our discussions with the OCA and our independent registered public accounting firm on the topic are ongoing. The final determination of the accounting treatment for this transaction will affect both our current and future results of operations and our assets, liabilities and stockholders’ equity. Accordingly, the attached financial statements including the statement of operations and statement of cash flows for the quarter ended March 31, 2005 and the balance sheet as of March 31, 2005 do not reflect the accounting treatment for the transaction contemplated by the Report and Order, except for the tax treatment as discussed in note 2 below. We expect to conclude these discussions and reflect the final accounting treatment for the transaction in our Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2005.

2)	For the three months ended March 31, 2005, our income tax provision was $89 million consisting of an income tax provision of $267 million and a net benefit of $178 million. The net benefit is derived from the release of the portion of the tax valuation allowance attributable to the tax impact of recognized capital gains on completed transactions and capital gains that are more likely than not to be recognized on anticipated transactions. The benefit was partially offset by an increase in our tax reserves.

3)	Adjusted income available to common stockholders represents our income available to common stockholders excluding certain gains, losses and other charges that do not relate to the ongoing operations of our wireless business. Adjusted income available to common stockholders as defined above may not be similar to adjusted income available to common stockholders measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted income available to common stockholders is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business.

4)	Net handset additions represents gross handsets activated during the period less handsets disconnected from commercial service, in the case of Nextel branded service, or handsets with a zero balance for more than 60 days, in the case of Boost Mobile branded prepaid service.

5)	The customer churn rate is an indicator of customer retention and represents the monthly percentage of handsets that cease to be in service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period, in the case of Nextel branded service, or handsets with a zero balance for more than 60 days, in the case of Boost Mobile branded prepaid service, by the average number of handsets in commercial service during the period.

6)	Average monthly revenue per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in commercial service during that period. ARPU as defined above may not be similar to ARPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues from Boost Mobile, roaming, analog and other. ARPU can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,	March 31,
	2005	2004
	(in millions, except for ARPU)
Nextel branded service
Service revenues	$3,256	$2,776
Less: Other revenue	192	74

Subscriber revenues	$3,064	$2,702

ARPU calculated with Service revenues	$71	$71

ARPU calculated with Subscriber revenues	$67	$69

Boost Mobile branded prepaid service
Service revenues	$161	NM
ARPU calculated with Service revenues	$41	NM

NM-Not meaningful

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

7)	Cash cost per handset/unit, or CCPU, is calculated by dividing the sum of our cost of service and general and administrative expenses by the weighted average number of handsets in commercial service during the period. CCPU as defined above may not be similar to CCPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. CCPU is commonly used within our industry as an indicator of the cash expenses associated with ongoing business operations on a per handset basis. Our management uses CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to scale costs associated with providing services to customers and managing our core business operations. CCPU can be reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,	March 31,
	2005	2004
	(in millions, except for CCPU)
Cost of service	$552	$436
General and administrative	605	476

	$1,157	$912

CCPU	$25	$23

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

8)	OIBDA represents operating income before depreciation and amortization. OIBDA margin, or operating margin on service revenue (“OIBDA margin”), represents OIBDA divided by service revenues. Our 2005 OIBDA guidance excludes operating expenses related to the Report and Order and the completion of and planning for the proposed Sprint Nextel merger. OIBDA and OIBDA margin as defined above may not be similar to OIBDA and OIBDA margin measures of other companies, are not measurements under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that OIBDA and OIBDA margin provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Our OIBDA and OIBDA margin calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. OIBDA can be reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,
	2005	2004
	(dollars in millions)
Operating income	$817	$764
Depreciation and amortization	507	443

OIBDA	$1,324	$1,207

OIBDA margin	41%	43%

Operating income margin	25%	28%

Guidance
For the year ended
December 31, 2005
(in millions)
Operating income	$3,650 or more
Depreciation and amortization	2,100 or less

OIBDA	$5,750 or more

9)	Free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, net interest paid, preferred stock dividends, adjusted for increases or decreases in working capital and other. Our 2005 free cash flow guidance excludes operating expenses related to the Report and Order and the completion of and planning for the proposed Sprint Nextel merger. Free cash flow as defined above may not be similar to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and the purchase or sale of investments. Free cash flow can be reconcilied to our condensed consolidated statements of cash flows as follows:

	For the three months ended
	March 31,
	2005	2004
	(in millions)
Net cash provided by operating activities	$1,205	$1,244
Change in accrued interest on short-term investments	—	3
Rebanding	86
Net cash used in investing activities	(574)	(521)
Proceeds from sales of investments	—	(77)
Net changes in short-term investments and other	(69)	(142)

Free cash flow before rebanding	$648	$507

Guidance
For the year ended
December 31, 2005
(in millions)
Net cash provided by operating activities	$4,600 or more
Change in accrued interest on short-term investments	*
Net cash used in investing activities	Approx (2,600)
Net changes in short-term investments and other	*

Free cash flow before rebanding	$2,000 or more

* For guidance purposes, we do not distinguish between short-term investments and cash and cash equivalents.